Exhibit 99.1

 South Plains Financial  Investor Presentation  December 2021  1

 Safe Harbor Statement and Other Disclosures   FORWARD-LOOKING STATEMENTSThis presentation contains, and future oral and written statements of South Plains Financial, Inc. (“South Plains” or the “Company”) and City Bank (“City Bank” or the “Bank”) may contain, statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect South Plains’ current views with respect to, among other things, future events and South Plains’ financial performance. Any statements about South Plains’ expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Forward-looking statements include, but are not limited to: (i) projections and estimates of revenues, expenses, income or loss, earnings or loss per share, and other financial items, (ii) statements of plans, objectives and expectations of South Plains or its management, (iii) statements of future economic performance, and (iv) statements of assumptions underlying such statements. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of South Plains and City Bank. These risks, uncertainties and other factors may cause the actual results, performance, and achievements of South Plains and City Bank to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, local, regional, national and international economic conditions, the extent of the impact of the COVID-19 pandemic, including the impact of actions taken by governmental and regulatory authorities in response to such pandemic, such as the Coronavirus Aid, Relief, and Economic Security Act and subsequent related legislations, and the programs established thereunder, and City Bank’s participation in such programs, volatility of the financial markets, changes in interest rates, regulatory considerations, competition and market expansion opportunities, changes in non-interest expenditures or in the anticipated benefits of such expenditures, the receipt of required regulatory approvals, changes in non-performing assets and charge-offs, adequacy of loan loss reserves, changes in tax laws, current or future litigation, regulatory examinations or other legal and/or regulatory actions, the impact of any tariffs, terrorist threats and attacks, acts of war or threats thereof or other pandemics. Therefore, South Plains can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this presentation. For more information about these factors, please see South Plains’ reports filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”), including South Plains’ most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Further, any forward-looking statement speaks only as of the date on which it is made and South Plains undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements, express or implied, herein are qualified in their entirety by this cautionary statement.NON-GAAP FINANCIAL MEASURESManagement believes that certain non-GAAP performance measures used in this presentation provide meaningful information about underlying trends in its business and operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, SPFI’s reported results prepared in accordance with GAAP. Numbers in this presentation may not sum due to rounding.  2

A Leading West Texas Franchise

Our Company

- Bank holding company headquartered in Lubbock, Texas with $3.8 billion in total assets
- One of the largest independent banks headquartered in West Texas
- Executed a successful IPO in May 2019; now one of two publicly-traded Texas institutions west of I-35
- Repeatedly recognized as an outstanding place to work, including being on American Banker's Best Banks to Work For list six consecutive times



Santa Fe
Albuquerque
New Mexico
Ruidoso
El Paso
Lubbock
Midland
Odessa
Ft. Worth
Dallas
Texas
Bryan / College Station
Austin
San Antonio
Houston
25
40
20
30
35
10
45
City Bank Branch Locations

Unless otherwise stated, financial data as of September 30, 2021 as complied and reported by South Plains
Note: Tangible common equity is a non-GAAP measure. See appendix for the reconciliation to GAAP

Financial Snapshot (As of Sept. 30, 2021)

Balance Sheet *(Dollars in thousands)*

	3Q'21
Total Assets	$3,774,175
Total Loans Held for Investment	$2,429,041
Allowance for Loan Losses	$42,768
Total Deposits	$3,212,245
Interest-bearing Deposits	$2,157,981
Noninterest-bearing Deposits	$1,054,264
Total Stockholders' Equity	$398,276

Profitability *(Dollars in thousands)*

	3Q'21
Net Income	$15,190
Return on Average Assets (annualized)	1.61%
Return on Average Equity (annualized)	15.24%
Net Interest Margin	3.58%
Efficiency Ratio	66.45%

Capital Ratios

	3Q'21
Total Stockholders' Equity to Total Assets	10.55%
Tangible Common Equity to Tangible Assets	9.94%
Common Equity Tier 1 to Risk-Weighted Assets	12.67%
Tier 1 Capital to Average Assets	10.83%
Total Capital to Risk-Weighted Assets	18.19%

Asset Quality

	3Q'21
Nonperforming Loans to Total Loans Held for Investment	0.45%
Nonperforming Assets to Total Assets	0.32%
Allowance for Loan Losses to Total Loans Held for Investment	1.76%
Net Charge-Offs to Average Loans Outstanding (annualized)	0.03%

South Plains Financial, Inc.
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Our History and Growth Profile

Our History

- First State Bank of Morton, a community bank that held approximately $1 million of total assets in 1941
- Parent company to First State Bank of Morton acquired South Plains National Bank of Levelland, Texas in 1991 and changed its name to South Plains Bank
- Company became the holding company to First State Bank of Morton and South Plains Bank in 1993
- Acquired City Bank in 1993, which was originally established in Lubbock in 1984, and merged First State Bank of Morton and South Plains Bank into City Bank in 1998 and 1999, respectively
- $59.2 million initial public offering on May 8, 2019, pricing with-in the range at $17.50
- Closed the $76.1 million acquisition of West Texas State Bank on November 12, 2019, which added six branches to the Midland / Odessa area and approximately $430 million in assets
- Today we serve our customers through 25 full-service banking locations across six geographic markets, and 15 mortgage loan production offices

Note: Tangible common equity is a non-GAAP measure. See appendix for the reconciliation to GAAP; Company documents; S&P Global Market Intelligence

Total Assets ($M)



$2,573
$2,713
$3,237
$3,599
$3,774
2017
2018
2019
2020
3Q21

Loans and Deposits ($M)



Gross Loans Held For Investment
Total Deposits
$1,838
$2,154
$1,957
$2,277
$2,144
$2,697
$2,222
$2,974
$2,429
$3,212
2017
2018
2019
2020
3Q21

Tangible Common Equity ($M)



$158
$155
$279
$343
$372
2017
2018
2019
2020
3Q21

South Plains Financial, Inc.
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  Investment Highlights  5  Improving Profitability  Organic Growth  Strong Credit Culture  Enterprise Risk Management  Experienced Management Team   Emphasize Community Banking  Capital Allocation to Drive Value    1  2  3  4  5  6  7

❶ Experienced Management Team



Curtis C. Griffith
Chairman & Chief Executive Officer

- Elected to the board of directors of First State Bank of Morton, Texas, in 1972 and employed by it in 1979
- Elected Chairman of the First State Bank of Morton board in 1984
- Chairman of the Board of City Bank and the Company since 1993



Cory T. Newsom
President

- Entire banking career with the Company focused on lending and operations
- Appointed President and Chief Executive Officer of City Bank in 2008
- Joined the Board in 2008



Steven B. Crockett
Chief Financial Officer & Treasurer

- Began his career in public accounting in 1994 by serving for seven years with a local firm in Lubbock, Texas
- Appointed Chief Financial Officer in 2015
- Controller of City Bank and The Company for 14 and 5 years respectively



Brent A. Bates
City Bank's Chief Credit Officer

- Joined City Bank in February 2020
- Previously served as Division Credit Officer for Simmons First National Corp
- Previously served as EVP and Chief Credit Officer of Southwest Bancorp, Inc.



Mikella D. Newsom
Chief Risk Officer & Secretary

- Appointed Chief Risk Officer of the Company in 2019
- Chief Risk Officer of City Bank for 5 years
- Appointed Secretary of the Company in 2013
- More than 20 years with City Bank and its predecessors

South Plains Financial, Inc.
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  Significant Insider Share Ownership  Stakeholders / Insiders currently own approximately 40.4% of the Company    7      Shares1      Name  Title  Position  % Outstanding  Market Value ($000’s)  South Plains Financial ESOP  ESOP  2,551,769  14.32%  $62,212  Curtis C. Griffith  Chairman & CEO  2,488,233  13.96%  60,663  Henry Taw, L.P. *  --  1,703,787  9.56%  41,538  Cory T. Newsom  President & Director  222,036  1.25%  5,413  Noe G. Valles  Director  84,466  0.47%  2,059  Steven B. Crockett  CFO & Treasurer  52,266  0.29%  1,274  Richard D. Campbell  Lead Director  45,093  0.25%  1,099  Kelly L. Deterding  Pres. Insur Division & SVP of Insur Dev (Bank)  23,378  0.13%  570  Mikella D. Newsom  Chief Risk Officer and Secretary  19,182  0.11%  468  Kyle R. Wargo  Director  8,866  0.05%  216  Cynthia B. Keith  Director  4,866  0.03%  119  Total    7,203,942  40.42%  $175,631            Market data as of September 30, 2021; Shareholder information as of September 30, 2021. Source: Company filings and documents; S&P Global Market Intelligence  1  * - Voting power for shares is with Richard D. Campbell

  Emphasis on Community Banking    8  2  Our strategy - deliver best-in-class customer service and achieve our goal of becoming the preferred community bank in our market areasTo achieve our goal - we build long-lasting relationships with our customers by delivering high quality products and services Our focus on providing “big bank” products with the personal attention of a community bank resonates with our customers and drives market shareOur customer service-driven, community-focused business model differentiates our company from competitors, many of which are larger out-of-market banks  Our Goal  We measure success by the support that we can provide to our local communities, not the level of business that we can achieveProviding service and aid to our communities is, ultimately, how we have succeeded over our long historyOur dedication and commitment is at the core of City Bank’s culture as we encourage our employees to volunteer, including as part of their workOur employees have partnered with Meals on Wheels to help care for senior citizens in Lubbock and City Bank has also been a long time supporter of the South Plains Food Bank and have made a five year, $150,000 pledge  Dedicated to Supporting our Communities

❷ Our Markets of Operation

Market	Branches[1]	Deposits ($ millions)[1]	Market Highlights
Lubbock / South Plains	10	$2,027	✓ Population in excess of 310,000 with major industries in agribusiness, education, and trade among others ✓ Home of Texas Tech University – enrollment of 40,000 students
Permian Basin	6	$274	✓ Responsible for the production of over four million barrels of crude oil per day, or roughly 39% of Total U.S. oil production ✓ Growing expansion of alternative energy resources, creating a solar and wind production hub
Dallas / Ft. Worth	3	$433	✓ DFW is the largest MSA in Texas and fourth largest in the nation ✓ Responsible for producing 28% of Texas GDP in 2019 ✓ Home to 22 Fortune 500 Companies
El Paso	2	$175	✓ Population of 840,000+ with major military presence through Fort Bliss ✓ Adjacent to Juarez, Mexico, which has a growing industrial center, and an estimated population of 1.5 million people ✓ Home to four universities including The University of Texas at El Paso
Ruidoso / Eastern New Mexico	2	$195	✓ Serves as a regional economic hub ✓ Large investments from developers over the past ten years – housing subdivisions, condominiums, retail establishments, etc. ✓ Growing retirement community
Bryan / College Station	1	$70	✓ Home to Texas A&M University – enrollment of 71,000 students ✓ Ranked first in Texas and second nationwide for Best Small Places for Business and Careers in 2019 by Forbes
Houston / The Woodlands	1	$38	✓ Second largest MSA in Texas and fifth largest in the nation ✓ Home to 24 Fortune 500 Companies ✓ Called the "Energy Capital of the World," the area also boasts the world's largest medical center and second busiest port in the U.S.

1. Source: Company documents; FRED; S&P Global Market Intelligence; Respective university websites; Branch and deposit data as of September 30, 2021

South Plains Financial, Inc.
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❷ Our Markets of Operation (Cont'd)

Lubbock, Texas – Our Home Market

- Major industries include agriculture – primarily cotton, corn, and grain sorghum – as well as education, trade and transportation, health services and government
- Home to Texas Tech University – enrollment ranks within the top 10 for universities in Texas as of Fall 2020 at 40,000+ students
- The Lubbock MSA reports unemployment of 5.8% for 2020
- Forbes listed Lubbock as one of its "Best Places for Business and Careers" during 2019



Deposit Market Share: Lubbock MSA

		Headquarters		In-Market		
Rank	Institution	City	State	Branches	Deposits (Millions)[1]	Market Share
1	Hilltop Holdings	Dallas	TX	10	$1,972	19.4%
2	South Plans Financial	Lubbock	TX	8	$1,867	16.7%
3	Wells Fargo	San Francisco	CA	10	$1,062	9.5%
4	Heartland Financial USA	Dubuque	IA	9	$1,009	9.0%
5	Prosperity Bancshares	Houston	TX	16	$916	8.2%
6	Amarillo National Bancorp	Amarillo	TX	10	$760	6.8%
7	Peoples Bancorp	Lubbock	TX	6	$567	5.1%
8	Happy Bancshares	Amarillo	TX	7	$490	4.4%
9	Bank of America	Charlotte	NC	2	$468	4.2%
10	Vista Bancshares	Dallas	TX	6	$384	3.4%
11	Americo Bancshares	Wolfforth	TX	5	$307	2.8%
12	Plains Bancorp	Dimmitt	TX	3	$250	2.2%
13	Lone Star State Bancshares	Lubbock	TX	1	$205	1.8%
14	First Bancshares of Texas	Midland	TX	2	$159	1.4%
15	The PNC Financial Services Group	Pittsburg	PA	2	$137	1.2%
Top 1 - 15 Total				97	$10,553	94.3%
Total For Market (25)				114	$11,186	100.0%

1. Deposit data as of June 30, 2021 as complied and reported by S&P Global Market Intelligence.

Source: BLS; FDIC; S&P Global Market Intelligence; Lubbock Chamber of Commerce; Forbes

South Plains Financial, Inc.
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  Enterprise Risk Management     11  3  We implemented a rigorous enterprise risk management (“ERM”) system in the aftermath of the financial crisis, and view this development as a defining event for our institution  This system delivers a systematic approach to risk measurement and enhances the effectiveness of risk management across the institution  Integrating this system into our culture and strategic decision making has improved all functional areas of the business  Significantly improved asset quality by enhancing our underwriting process, and establishing a specific credit appetite that aligns to the broader enterprise risk management framework  Has provided a process to quickly detect and address potential problems in our loan portfolio, greatly improving our ability to manage through the COVID-19 pandemic  We have also implemented monitoring and controls for other functional areas such as:Information security and technology, vendor management, liquidity, interest rate risk, compliance, and company reputation  The ERM program has positioned our Company to better consummate acquisitions with less risk and increased cost savings  We believe we are the only community bank of our size and in our market area to implement such a comprehensive enterprise risk management system

  Our Credit Culture    12  We have a service-driven, relationship-based, business-focused credit culture, rather than a price-driven, transaction-based cultureSubstantially all of our loans are made to borrowers located, or operating, in our primary market areas with whom we have ongoing relationships across various product linesThe few loans secured by properties outside of our primary market areas were made to borrowers who are otherwise well-known to usWe adhere to what we believe are disciplined underwriting standards, but also remain cognizant of serving the credit needs of customers in our primary market areas by offering flexible loan solutions in a responsive and timely mannerOur lending policies do not provide for loans that are highly speculative, subprime, or that have high loan-to-value ratiosWe maintain asset quality through an emphasis on the following:  These components, together with active credit management, are the foundation of our credit culture, which we believe is critical to enhancing the long-term value of our organization to our shareholders, customers, employees, and communities  4  Local market knowledge   Long-term customer relationships   Consistent and thorough underwriting   Conservative Credit Culture  Loan Portfolio Diversity   Relationship Focused  Source: Company documents

  Loan Approval Process    13    Striking a Balance Between:  In Our Decision Making and Responsiveness to Customers  Prudence  Disciplined Underwriting  Flexibility  Loan relationships in excess of an individual officers lending authority up to $3 million may be approved with joint authorities of the market president and senior credit officer.Loan relationships over $3 million are approved by our Executive Loan Committee.New loans over $5 million to a relationship over $20 million are reported to the Board Credit Risk Committee. These limits are reviewed periodically by the Company’s Board of DirectorsWe believe that our credit approval process provides for thorough underwriting and efficient decision making  4  Source: Company documents

  Credit Quality    14  3Q’21 Highlights  Credit Quality Ratios  While growth was experienced in the loan portfolio and classified loans increased, the Company made no provision for loan loss in 3Q’21 in light of the general improvements in the economy and a decline in loans actively under a modification.Total classified loans increased $6 million in 3Q’21 as compared to 2Q’21Ratio of Allowance for Loan Losses (“ALLL”) to Loans Held for Investment (“HFI”) was 1.76% at 9/30/21  Net Charge-Offs to Average Loans  ALLL to Total Loans HFI  Source: Company documents  4

❺ Organic Growth Strategy

Homegrown Returns

- We focus on leveraging our banking platform in our metropolitan markets of Dallas, Houston and El Paso, where we target customers looking for our relationship-based approach to banking and our sophisticated products and services
- Our strategy is to continue gathering low-cost deposits in smaller, non-metropolitan markets and deploy our excess funds in larger, more dynamic lending markets, where we have had strong success

(Dollars in thousands)	Deposits[3]			Loans[3]			
		Amount	Overall %		Amount	Overall %	Loans/Deposits
Metropolitan Markets[1]	$	646,109	20.1%	$	700,000	28.8%	108.3%
Community Markets[2]	$	2,566,136	79.9%	$	1,729,041	71.2%	67.4%

- We are actively recruiting additional lenders from other institutions with the goal of adding 20 lenders to our 60 lender team over a two-year timeframe. We are actively hiring in all of our markets with a focus on Dallas and Houston where we have commercial loan offices.
- As we put our excess liquidity to work in organic loan growth, we expect to see margins expand, earnings growth accelerate, and our returns improve.

1. Includes three Dallas, TX branches, two El Paso, TX branches, and one Houston, TX branch
2. Includes ten branches in the Lubbock/South Plains, TX market area, six branches in the Permian Basin, TX, two branches in Ruidoso, NM, and one branch in Bryan/College Station, TX
3. Deposit and Loan data as of September 30, 2021

South Plains Financial, Inc.
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❺ Organic Growth Markets

Dallas / Ft. Worth[1]

- Largest MSA in Texas, responsible for a total GDP of almost $524 Billion in 2019
- Estimated population of around 7.5 million as of 2019, which is a little over 26% of the state's population
- Population has steadily expanded over the past decade, with an increase of over 1.2 million residents
- Competitive cost of living, provides an attractive location for companies interested in relocating to more efficient economic environments
- Major U.S. Airport hub, responsible for 35.8 million enplaned passengers in 2019
- Home to 22 Fortune 500 companies, in notable sectors including energy, financial services, transportation, and technology

El Paso

- Adjacent to Juarez, Mexico, which has a growing industrial center and an estimated population of 1.5 million people, and has contributed to significant growth in the El Paso MSA
- Home to Fort Bliss, which houses the 1st Armored Division, the 32nd Army Air and Missile Defense Command and the 402nd Field Artillery Brigade, among other major units, and has almost 50,000 military and civilian employees
- Other large employers include El Paso Healthcare System, Tenet Hospitals, The University of Texas at El Paso, The Texas Tech School of Medicine, El Paso Community College, Southwest University and Vista College


Santa Fe
Albuquerque
New Mexico
Ruidoso
El Paso
Lubbock
Midland
Odessa
Texas
Ft. Worth
Dallas
Bryan / College Station
Austin
San Antonio
Houston
25
40
20
10
35
45
30
City Bank Branch Locations

1. Source: Bureau of Transportation Statistics; Federal Reserve of Dallas; FRED; Texas Demographic Center

South Plains Financial, Inc.
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  Capital Allocation to Drive Value    17  6  Stock repurchase programs:Repurchased $4.4 million of stock in 3Q’21Approved a new $10 million program effective November 6, 2021Dividends:11 consecutive quarterly dividends paidGrowth of 114% in dividends paid in 2021 (2021 - $0.30/per share vs. 2020 - $0.14/per share)Mergers and Acquisitions:We plan to take advantage of rapidly-accretive acquisition opportunities that fit our culture and desired footprint in our core markets of West Texas and New MexicoManagement employs a strict framework for analyzing potential acquisition opportunities including: substantial earnings accretion, reasonable tangible book value dilution, acceptable earn-back period, and a strong internal rate of return  We continue to pursue a thoughtful capital allocation strategy to drive value

  Improving Profitability    18  We have invested heavily into our infrastructure including:Our Enterprise Risk Management system State-of-the-art operations center which houses City Bank’s back-office processing for deposit operations, loan operations, mortgage operations, and corporate trainingDigital and payment technologies including improved remote deposit capture software for business customers, expanded usage of electronic signatures, online account tools, and technologies that facilitate more efficient item processing These investments position City Bank to scale to more than $5 billion in assets through both organic growth and accretive, strategic M&A without commensurate additional expenses  Long Term Goal: Deliver peer average or better ROA’s and ROE’s  7

  Investment Highlights  19  Improving Profitability  Organic Growth  Strong Credit Culture  Enterprise Risk Management  Experienced Management Team   Emphasize Community Banking  Capital Allocation to Drive Value    1  2  3  4  5  6  7

  Financial Update  20

  Third Quarter 2021 Highlights  21  Note: Tangible book value per share is a non-GAAP measures. See appendix for the reconciliation to GAAP Source: Company documents  Net income of $15.2 million, compared to $13.7 million in 2Q’21 and $16.7 million in 3Q’20Diluted earnings per share of $0.82, compared to $0.74 in 2Q’21 and $0.92 in 3Q’20Average cost of deposits declined to 25 bps, compared to 27 bps in 2Q’21 and 34 bps in 3Q’20No provision for loan losses (“PLL”), compared to a negative PLL of $2.0 million in 2Q’21 and a PLL of $6.1 million in 3Q’20Loans held for investment grew $125.6 million, or 5.5%, during the third quarter of 2021 as compared to June 30, 2021.Nonperforming assets to total assets were 0.32%, compared to 0.37% at 6/30/21 and 0.46% at 9/30/20Net interest margin of 3.58%, compared to 3.42% in 2Q’21 and 3.82% in 3Q’20 Efficiency ratio was 66.45%, compared to 70.52% in 2Q’21 and 56.90% in 3Q’20Tangible book value per share of $20.90, compared to $20.35 at 6/30/21 and $18.00 at 9/30/20Return on average assets (annualized) of 1.61%, compared to 1.46% in 2Q’21 and 1.88% in 3Q’20

  Loan Portfolio    22  3Q’21 Highlights  Total loans increased by $125.6 million compared to 2Q’21, primarily due to:$177.6 million in organic net growth; Partially offset by a net decrease of $52.0 million in Paycheck Protection Program (“PPP”) loans, primarily due to PPP loan forgiveness received from the Small Business AdministrationStrategic initiative underway to grow SPFI’s banking team by more than 30% over two years with a primary focus on Dallas and Houston3Q’21 yield on loans, ex-PPP, of 4.86%; a decrease of 5 bps compared to 2Q’21, excluding PPP loans  Total Loans Held for Investment$ in Millions  Source: Company documents

  Loan Portfolio    23  Portfolio Composition        Loan Portfolio ($ in millions)     9/30/21  Commercial C&D  $   85.3  Residential C&D      215.8   CRE Owner/Occ.    219.9  Other CRE Non Owner/Occ.      458.4   Multi-Family      130.7   C&I      353.0   Agriculture      208.1   1-4 Family      387.1   Auto      239.4   Other Consumer      69.1   PPP      62.2            Total  $  2,429.0   Source: Company documents  PPP loans totaled $62 million at 9/30/21Active pandemic loan modifications were 0.7%, or $16.4 million, of total loans at 9/30/21:Decrease from 1.6%, or $36.6 million, at 6/30/21Approximately 97% of these modifications are in the hotel industry, which are expected to return to full payment status at the end of their respective modification periods.  3Q’21 Highlights

Select Loan Industry Concentration Detail

As of September 30, 2021

Hospitality

- Total operating hospitality loans of $129 million*
- $6 million in hotels under construction, with unfunded commitments of <$2 million
- 85% of balances are to limited service hotels
- 37% of operating hospitality classified; 0.9% is nonaccrual; none are 30 days or more past due
- ALLL on operating hospitality is 7.6x%*

* Does not include loans reported in construction and development

Hotels by Geography



Lubbock, 6%
Other 5%
Amarillo area, 9%
El Paso, 30%
Permian and Central TX, 22%
Dallas / Ft. Worth, 28%

Direct Energy

- Total direct energy loans of $107 million
- 96% support services, 4% upstream
- Nearly 100% are located in Permian and Palo Duro Basins
- 6% of energy sector classified
- ALLL on energy sector is 1.7%

Energy Support Services by Type



Real Estate Secured, 18%
Production, 29%
Other, 10%
Exploration, 2%
Waste Water, 2%
Compression, 39%

Source: Company documents

South Plains Financial, Inc.
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Noninterest Income    25  Noninterest Income$ in Millions  3Q’21 Highlights  Noninterest income of $25.8 million, compared to $22.3 million in 2Q’21; the increase is primarily due to:Seasonal increase of $2.6 million in noninterest income from insurance activities $1.1 million increase in mortgage banking activities revenueRevenue from mortgage banking activities was 26% of total revenue, compared to 26% in 2Q’21 and 34% in 3Q’20  Source: Company documents

  Mortgage Banking Overview  26  Mortgage Banking Activity$ in Millions  3Q’21 Highlights  $75 million decrease in interest rate lock commitments at 9/30/21 compared to 9/30/20Mortgage loan originations decreased 1.6% in 3Q’21 compared to 2Q’21Mortgage servicing rights asset valuation – a positive adjustment of $119 thousand in 3Q’21, compared to a negative adjustment of $351 thousand in 2Q’21  Source: Company documents

  Diversified Revenue Stream  Nine Months Ended September 30, 2021    27  Total Revenues$164.9 million  Noninterest Income$74.5 million    Source: Company documents

  Net Interest Income and Margin    28  Net Interest Income & Margin$ in Millions  3Q’21 Highlights  Net interest income of $31.2 million, compared to $29.6 million in 2Q’21Increase was mainly the result of the growth of $82.9 million in average loans outstanding3Q’21 net interest margin (“NIM”) of 3.58%, an increase of 16 bps compared to 2Q’21 as excess liquidity was deployed into higher yielding loans during the quarter   Source: Company documents

  Deposit Portfolio  29  Total Deposits$ in Millions  3Q’21 Highlights  Total Deposits of $3.21 billion at 3Q’21, an increase of $53.8 million from 2Q’21largest increase was experienced in non-personal demand accounts Cost of interest-bearing deposits declined in 3Q’21 to 37 bps from 40 bps in 2Q’21Noninterest-bearing deposits represented 32.8% of deposits in 3Q’21, compared to 31.6% in 2Q’21  Source: Company documents

  Investment Securities    30  3Q’21 Highlights  Investment Securities totaled $752.6 million at 9/30/21, the fair value of securities decreased $6 million due to market conditions from 6/30/21All municipal bonds are in TexasAll MBS, CMO, and Asset Backed securities are U.S. Government or GSE  3Q’21 Securities Composition  $752.6million  Securities & Cash$ in Millions  Source: Company documents

  Noninterest Expense and Efficiency  31  Noninterest Expense$ in Millions  3Q’21 Highlights  Noninterest expense for 3Q’21 increased $1.3 million from 2Q’21 primarily due to:$739 thousand increase in personnel expense from an additional $1.2 million in commissions for insurance activities partially offset by a decline in mortgage commissions paid related to a decline in mortgage production$397 thousand increase in net occupancy expense due to higher maintenance and repair costs, additional rent overhead due to an expansion in leased space, and higher seasonal utility costs.Management continues to focus on reducing fixed expenses to drive improved profitability     Source: Company documents

 Balance Sheet Highlights$ in Millions   Balance Sheet Growth and Development  32  Tangible Book Value Per Share  Note: Tangible book value per share is a non-GAAP measure. See appendix for the reconciliation to GAAP   Source: Company documents

  Strong Capital Base    33  Tangible Common Equity to Tangible Assets Ratio  Common Equity Tier 1 Ratio  Tier 1 Capital to Average Assets Ratio  Total Capital to Risk-Weighted Assets Ratio  Source: Company documents  Note: Tangible common equity to tangible assets is a non-GAAP measure. See appendix for the reconciliation to GAAP

  Appendix  34

  Non-GAAP Financial Measures    35    As of and for the quarter ended                               September 30,2021       June 30,2021       March 31,2021       December 31,2020       September 30,2020    Pre-Tax, Pre-Provision Income                                            Net income  $  15,190     $  13,650     $  15,160     $  15,924     $  16,731  Income tax expense     3,716        3,422        3,738        3,968        4,147  Provision for loan losses     -        (2,007)      89        141        6,062                                          Pre-tax, pre-provision income  $  18,906     $  15,065     $  18,987      $  20,033     $  26,940  Unaudited$ in Thousands  Source: Company documents    As of the quarter ended                               September 30,2021       June 30,2021       March 31,2021       December 31,2020      September 30,2020    Tangible common equity                                           Total common stockholders' equity  $  398,276     $  392,815     $  374,671     $  370,048     $  352,568  Less:  goodwill and other intangibles     (25,804)        (26,226)        (26,648)        (27,070)        (27,502)                                            Tangible common equity  $  372,472     $  366,589     $  348,023     $  342,978     $  325,066                                            Tangible assets                                         Total assets  $  3,774,175     $  3,712,915     $  3,732,894     $  3,599,160     $  3,542,666  Less:  goodwill and other intangibles     (25,804)        (26,226)        (26,648)        (27,070)        (27,502)                                            Tangible assets  $  3,748,371     $  3,686,689     $  3,706,246     $  3,572,090     $  3,515,164                                            Shares outstanding     17,824,094        18,014,398        18,053,229        18,076,364        18,059,174                                            Total stockholders' equity to total assets     10.55%       10.58%        10.04%        10.28%        9.95%  Tangible common equity to tangible assets     9.94%      9.94%        9.39%        9.60%        9.25%  Book value per share  $  22.34     $  21.81     $  20.75     $  20.47     $  19.52  Tangible book value per share  $  20.90     $  20.35     $  19.28     $  18.97     $  18.00